PART III

ITEM 1. INDEX TO EXHIBITS

Exhibit Number          Description of Exhibit


3.1 CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION FOR NTECH, INCORPORATED(1)

3.2                     CERTIFICATE OF INCORPORATION OF NTECH CORPORATION(1)

3.3 CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION, THE INSTITUTE OF NEW PHYSICS, INCORPORATED(1)

3.4 CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION, THE INSTITUTE OF NEW PHYSICS, INCORPORATED(1)

3.5                     ARTICLES OF INCORPORATION, THE INSTITUTE OF NEW
                        PHYSICS, INCORPORATED(1)

3.6                     BY-LAWS(1)

16.1                    LETTER REGARDING CHANGE OF CERTIFYING ACCOUNTANT(1)

27.1                    FINANCIAL DATA SCHEDULE

99.1                    TECHNOLOGY TRANSFER AGREEMENT(1)

99.2                    TECHNOLOGY TRANSFER AGREEMENT(1)

99.3                    TECHNOLOGY TRANSFER AGREEMENT(1)


(1) Incorporated by reference to the registrant's Form 10-SB (Amendment No. 4) filed with the Securities and Exchange Commission on August 28, 2000.